UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746

(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

(604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On November 26, 2012, Viscount Systems, Inc. completed a private placement of 10,000,000 units at a price of $0.05 per unit for total proceeds of $500,000. Each unit consists of one common share and one-half of one share purchase warrant of Viscount, with each whole warrant exercisable to acquire an additional share of Viscount at a price of $0.10 for a period of 5 years from the closing date.

In connection with the offering, the Company paid to a registered broker-dealer a cash commission of $50,000 and issued share purchase warrants to acquire 1,000,000 shares of common stock of the Company at a price of $0.05 per share for a period of 5 years from the closing date. The warrants may be exercised on a cashless basis.

The securities were sold to accredited and non-U.S. investment funds and to a registered broker-dealer pursuant to the exemptions from registration under Rule 506 of Regulation D and Regulation S, both promulgated under the United States Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date	November 28, 2012	(Registrant)

/s/ Stephen Pineau
Stephen Pineau, President